Exhibit 99.2

Vaxart CEO Issues Letter to Stockholders Highlighting Company Progress

Urges Stockholders to Vote FOR Reverse Stock Split Proposal at Upcoming Annual Meeting as Recommended by Leading Independent Proxy Advisory Firms

SOUTH SAN FRANCISCO, Calif., May 5, 2025 — Vaxart, Inc. (Nasdaq: VXRT) today issued the following letter to its stockholders from its President & Chief Executive Officer, Steven Lo.

Dear Vaxart, Inc. Stockholders:

We are writing to update you on recent developments that positively impact Vaxart’s ability to advance our promising vaccine candidates and highlight the importance of remaining listed on Nasdaq in order to maintain our progress. We would greatly appreciate your voting “FOR” the reverse stock split proposal to continue our momentum at this critical time.

Despite extreme volatility from macroeconomic disruption resulting in substantial challenges within the biotech sector, Vaxart has done a remarkable job navigating this environment and believes it remains well-positioned to transform global public health with oral pill vaccines.

Our Recent Progress

As indicated in our recently filed Form 8-K, a previously issued government stop work order was lifted on April 24, 2025, enabling the Company to continue the planned clinical trial of our promising COVID-19 vaccine candidate. This exciting development provides strong support for the important work we are doing and paves the way for continued nondilutive government funding. We are in active dialogue with BARDA and are moving quickly to screen and, upon receiving BARDA approval, enroll and dose participants for the 10,000 participant portion of our COVID-19 Phase 2b trial.

We are also making rapid progress with our norovirus program, having completed enrollment of all 60 participants in under two months. As recently announced, we remain on track to report topline data in mid-2025. This trial is an important next step in our norovirus development plan. Strategic partners are closely monitoring this upcoming data readout, and if the data prove our research thesis of an improved norovirus second generation construct, we believe it could lead to a partnership that would further advance the program and could provide further non-dilutive funding to the Company.

Our Strategy

Concurrently, in light of the challenging environment, we continue to take prudent measures to control costs in order to best position the Company for future success. Accordingly, we recently implemented another round of strategic cost reductions (including workforce reductions) that assisted in extending cash runway into 2026, allowing us to deliver on multiple potentially transformative data readouts in the above-mentioned programs. We will continue to balance cost savings and R&D investment to maximize Vaxart’s opportunities. We are also aggressively seeking additional sources of non-dilutive funding.

We recognize stockholders may be disappointed with Vaxart’s stock performance and acknowledge the frustration voiced by some who prefer we had issued a press release touting the stop work order being lifted. Our agreement with BARDA requires BARDA’s approval of any press release on BARDA-funded projects. Due to SEC requirements, we are required to disclose such material developments and thus we were constrained to following legal requirements for disclosure by filing a Form 8-K.

Upcoming Opportunities to Follow Our Progress

We continue to believe Vaxart is a compelling investment opportunity, and we are dedicated to executing on the Company’s strategic plan to drive long-term value. We appreciate your support and value your input. To that end, we will be hosting a Q1 2025 earnings call on Tuesday, May 13, 2025 to provide business updates and discuss Vaxart’s latest quarter. During the call, we will conduct a Q&A session to address stockholder questions.

Further reflecting our commitment to keep stockholders informed of Vaxart’s progress, we will be conducting a webcast of our presentation at Citizens Life Sciences Conference on May 7, 2025. Stockholders can access the webcast on the Company’s website at www.vaxart.com, and a replay of the presentation will be available for 30 days following the conclusion of the event.

Approval of Stock Split—An Important Part of Our Strategy that Needs Your Support

Vaxart’s annual meeting will be held on Wednesday, May 21, 2025, and your support would be greatly appreciated. Of particular importance is a proposal to provide the board of directors with the option, but not the requirement to implement a reverse stock split. The proposal is aimed at mitigating the risk of Vaxart being delisted from Nasdaq for failing to meet the exchange’s minimum bid price requirement of $1.00 per share. Recognizing this significant risk, both leading independent proxy advisors, Institutional Shareholder Services and Glass Lewis, have recommended stockholders vote “FOR” this important proposal.

The board of directors only intends to effect a reverse stock split if it is required to maintain a Nasdaq listing; and in the case that a reverse split is required, to select a ratio only high enough as it deems necessary to resolve the Nasdaq deficiency, taking into account the recent volatility of the stock market. Of course, we would prefer the requirement to be satisfied through appreciation of Vaxart’s stock price, and if we regain Nasdaq compliance in the required timeframe, the board of directors does not intend to effect a reverse stock split.

We believe it is critical that Vaxart have the option to implement a reverse stock split if necessary to avoid delisting. Delisting would severely impair Vaxart’s liquidity and could adversely affect the value of the securities that you hold and our trading volume, making it more difficult to buy and sell our securities. It might also hinder our ability to continue to fund important initiatives and explore strategic partnerships. We therefore would greatly appreciate your voting for this important proposal.

Thank you for your continued interest and support.

Sincerely,

Steven Lo

President & Chief Executive Officer

If you have any questions or need assistance with voting, please contact Vaxart’s proxy solicitation firm:

Campaign Management, LLC

Toll-Free: 1-855-264-1527

Email: info@campaign-mgmt.com

About Vaxart

Vaxart is a clinical-stage biotechnology company developing a range of oral recombinant vaccines based on its proprietary delivery platform. Vaxart vaccines are designed to be administered using pills that can be stored and shipped without refrigeration and eliminate the risk of needle-stick injury. Vaxart believes that its proprietary pill vaccine delivery platform is suitable to deliver recombinant vaccines, positioning the company to develop oral versions of currently marketed vaccines and to design recombinant vaccines for new indications. Vaxart’s development programs currently include pill vaccines designed to protect against coronavirus, norovirus and influenza, as well as a therapeutic vaccine for human papillomavirus (HPV), Vaxart’s first immune-oncology indication. Vaxart has filed broad domestic and international patent applications covering its proprietary technology and creations for oral vaccination using adenovirus and TLR3 agonists.

Note Regarding Forward-Looking Statements

This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections, concerning our business, operations, and financial performance and condition as well as our plans, objectives, and expectations for business operations, funding, and financial performance and condition. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. You can identify these statements by words such as “anticipate,” “assume,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this letter may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under “Item 1A - Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and any risk factors disclosed in any subsequent Quarterly Reports on Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this letter. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this letter.

Participants in the Solicitation

The Company and its directors, executive officers, and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company's stockholders in connection with the business to be conducted at the annual meeting of stockholders. Investors and security holders may obtain more detailed information regarding the names, affiliations, and interests of the Company's directors and executive officers in the definitive proxy statement filed in connection with the annual meeting of stockholders as well as the Company’s other filings with the U.S. Securities and Exchange Commission (the “SEC”), all of which may be obtained free of charge at the website maintained by the SEC at www.sec.gov.

Contact

Vaxart Media and Investor Relations

Matt Steinberg

FINN Partners

IR@vaxart.com

(646) 871-8481